As filed with the Securities and Exchange Commission on December 3, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AppLovin Corporation

(Exact name of registrant as specified in its charter)

Delaware	7370	45-3264542
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1100 Page Mill Road

Palo Alto, California 94304

(800) 839-9646

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adam Foroughi

Co-Founder, Chief Executive Officer, and Chairperson

Herald Chen

President and Chief Financial Officer

1100 Page Mill Road

Palo Alto, California 94304

(800) 839-9646

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rezwan D. Pavri Lisa L. Stimmell Andrew T. Hill Lang Liu Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Victoria Valenzuela Lonnie Huang AppLovin Corporation 1100 Page Mill Road Palo Alto, California 94304 (800) 839-9646	Michael T. Esquivel Ran D. Ben-Tzur James D. Evans Jennifer J. Hitchcock Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    File No. 333-261377

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Shares to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Class A common stock, par value $0.00003 per share	1,150,000	$90.35	$103,896,750	$9,631.23

(1)

Represents only the additional number of shares of Class A common stock being registered, and includes 150,000 additional shares of Class A common stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-261377).

(2)

Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, or the Securities Act, for the purpose of determining the registration fee based on the average of the high and low sales prices of the registrant’s Class A common stock as reported by the Nasdaq Global Select Market on November 30, 2021.

(3)

The registrant previously registered 7,475,000 shares of Class A common stock on the Registration Statement on Form S-1, as amended (File No. 333-261377), which was declared effective by the Securities and Exchange Commission on December 3, 2021. In accordance with Rule 462(b) under the Securities Act, 1,150,000 additional shares of Class A common stock are hereby registered, which includes the additional shares that the underwriters have the option to purchase.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

AppLovin Corporation (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-261377) (the “Prior Registration Statement”), which the Commission declared effective on December 3, 2021.

The Registrant is filing this Registration Statement for the sole purpose of increasing by 1,150,000 shares the number of shares of its Class A common stock, par value $0.00003 per share, to be registered for sale, 150,000 of which may be sold by KKR Denali Holdings L.P. upon exercise of the underwriters’ option to purchase additional shares. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Deloitte GmbH Wirtschaftsprüfungsgesellschaft, Independent Auditors.

23.3	Consent of KPMG LLP, Independent Auditors.

23.4	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

24.1#	Power of Attorney (included on page II-10 of the Registration Statement on Form S-1 (File No. 333-261377) filed on November 26, 2021).

#	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, California, on the 3rd day of December, 2021.

APPLOVIN CORPORATION

By:	/s/ Adam Foroughi
Name:	Adam Foroughi
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adam Foroughi Adam Foroughi	Chief Executive Officer and Chairperson (Principal Executive Officer)	December 3, 2021

/s/ Herald Chen Herald Chen	Chief Financial Officer, President, and Director (Principal Financial Officer)	December 3, 2021

/s/ Elena Arutunian Elena Arutunian	Chief Accounting Officer (Principal Accounting Officer)	December 3, 2021

* Craig Billings	Director	December 3, 2021

* Margaret Georgiadis	Director	December 3, 2021

* Alyssa Harvey Dawson	Director	December 3, 2021

* Edward Oberwager	Director	December 3, 2021

* Asha Sharma	Director	December 3, 2021

* Eduardo Vivas	Director	December 3, 2021

*By:	/s/ Adam Foroughi Adam Foroughi	Attorney-in-Fact